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                               POWERS OF ATTORNEY
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        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Jones, Robert L. Goocher and Albert G. Norman, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Atlanta Gas Light Company relating to the Atlanta Gas Light Company Nonqualified Savings Plan to be filed with the Securities and Exchange Commission, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        This 4th day of August 1995.



/s/ Frank Barron, Jr.                     /s/ Albert G. Norman, Jr.
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Frank Barron, Jr.                         Albert G. Norman, Jr.


/s/ W. Waldo Bradley                      /s/ D. Raymond Riddle
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W. Waldo Bradley                          D. Raymond Riddle


/s/ Otis A. Brumby, Jr.                   /s/ Dr. Betty L. Siegel
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Otis A. Brumby, Jr.                       Dr. Betty L. Siegel


                                          /s/ Ben J. Tarbutton, Jr.
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L. L. Gellerstedt, Jr.                    Ben J. Tarbutton, Jr.


/s/ David R. Jones                        /s/ Charles McKenzie Taylor
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David R. Jones                            Charles McKenzie Taylor


/s/ Kenneth D. Lewis                      /s/ Felker W. Ward, Jr.
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Kenneth D. Lewis                          Felker W. Ward, Jr.